PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is dated as of August 28, 2019, (“Effective Date”) between Global Career Networks Inc., a Delaware corporation (“GCN” or the “Company”) and Parallax Health Sciences Inc. a Nevada corporation (“PRLX”).

RECITALS

WHEREAS, GCN has created multiple consumer web sites in the career space and intends to develop such web sites in a manner consistent with its business plan (the “GCN Business Plan”); and

WHEREAS, GCN has 4,000 shares of common stock authorized of which 4,000 shares are issued; and

WHEREAS, GCN wishes to sell and PRLX wishes to purchase a Nineteen Percent (19%) equity interest in  GCN, which constitutes Seven Hundred Sixty (760) shares of common stock, in exchange for Six Million Six Hundred Sixty Six Thousand Six Hundred and Sixty Seven Shares (6,666,667) of common stock of PRLX, at a value of $0.15 per share for a total price of One Million ($1,000,000) as of the Effective Date (the “Purchase”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.Purchase and Sale.

(a)In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, GCN shall issue a Nineteen Percent (19%) equity interest in the Company, which is to be issued as Seven Hundred Sixty (760) shares of common stock (the “GCN Interest”), in exchange for One Million Dollars ($1,000,000) of PRLX common stock (the “PRLX Equity”), which is to be issued as Six Million Six Hundred Sixty Six Thousand Six Hundred and Sixty Seven (6,666,667) shares of common stock. GCN and PRLX agree to take all actions which are necessary in order to issuer the GCN Interest and issue the PRLX Equity, and the Additional PRLX Equity (defined below) (if necessary), respectively. If, on the one year anniversary of this Agreement, the PRLX Equity has a Market Value of less than $2,000,000, then PRLX shall cause additional shares (the “Additional PRLX Equity”) of common stock to be issued in total to GCN such that the aggregate Market Value of the PRLX Equity and the Additional PRLX Equity equal $2,000,000, subject to a floor price for PRLX of $0.15 per share. The term “Market Value”, shall be calculated using the average closing price of the PRLX common stock on the ten (10) trading days immediately prior to the one-year anniversary of the Effective Date. If PRLX fails to either issue the Additional PRLX Equity within thirty (30) business days of the one-year anniversary date of the Effective Date, it shall be considered a breach of this Agreement and GCN shall be entitled to all legal remedies without the need for notice of such breach.

(b)Additional Site and Entities owned or to be launched by GCN. GCN shall own additional sites and URLs under the GCN Corporate Entity, including but not limited to the following:

●Resumesending.com

●ResumeCertified.com

●JobMentor.net

●ResumeMan.com

●GlobalCareerNetworks.com

●VeteranCertified.com

●Resumeinspect.com

(c)The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).

(c)At the Closing, GCN shall issue to PRLX the GCN Interest, and PRLX shall issue to GCN the PRLX Equity.

(d)Each Party understands that (i) the sale or re-sale of the GCN Equity and PRLX Equity, respectively, has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the shares issued may not be transferred unless (a) the shares are sold pursuant to an effective registration statement under the 1933 Act, (b) each Party shall have delivered to the other Party, at the cost of the Party requesting free trading status, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, provided that the requirements under such exemption are met, (c) the shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Party holding the shares who agrees to sell or otherwise transfer the shares only in accordance with this Section 2(d); (ii) any sale of such shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither Party nor any other person is under any obligation to register such shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

2.Representations, Warranties and Covenants of GCN. GCN, hereby makes the following representations and warranties to PRLX, and covenants for the benefit of PRLX:

(a)This Agreement has been duly authorized, validly executed and delivered by GCN, and is a valid and binding agreement and obligation of GCN enforceable against GCN in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and GCN has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b)GCN acknowledges that the PRLX Equity is being issued in reliance on specific provisions of Federal and state securities laws and that PRLX is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of GCN set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state securities laws.

(c)GCN represents that as of the Effective Date:

•GCN has no debt or liabilities other than as disclosed on Exhibit 2(c) hereof;

•GCN shall provide copies of its Articles of Incorporation and By Laws

•GCN shall provide opening financial statements prepared by management

•GCN shall have provided a business plan and pro-forma financials to PRLX;

•GCN and its principal shareholders are not aware of any threatened or pending litigation against GCN;

•GCN owns 100% of the IP related to any of its properties, including but not limited to ResumeSending.com;

•The principal shareholders of GCN have contributed a minimum of at least Three Million Dollars ($3,000,000) in value to GCN, consisting of data and development costs.

•GCN principal shareholders of GCN shall provide all capital required for completion of development of Resume Certify and JobMentor, if not otherwise covered by cash flow generated by the GCN.

•The principal shareholders of GCN will provide at least 20 million records of job seekers and their resumes, and will continue to fund all development costs of Resume Certify and Job Mentor, and will remain responsible for same until the launch of those sites.

•GCN’s marketing shall include but not be limited to 5,000,000 emails per year that will be tracked and verified, the cost of which shall be contributed by the principal shareholders of GCN to the extent necessary to cover any deficiency from cash flow, if any.

(d)All shareholders of GCN are “accredited investors” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

(e)No officer, director or affiliated person of GCN (collectively, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). GCN has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event.

(f)The PRLX Shares are being acquired for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

(g)The issuance of the PRLX Equity is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) and/or 4(a)(5) thereof. GCN understands that the PRLX Equity constitutes “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, has not been registered under the Securities Act, and that none of the PRLX Equity can be sold or transferred unless first registered under the Securities Act and such state and other securities laws as may be applicable or PRLX receives an opinion of counsel reasonably acceptable to PRLX that an exemption from registration under the Securities Act is available (and then the PRLX Equity may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(h)The GCN Interest is free and clear of all Encumbrances (as defined below). GCN has the full power and authority to issue the GCN Interest free and clear of any Encumbrance other than restrictions under the Securities Act and applicable state securities laws. “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

3.Representations, Warranties and Covenants of PRLX. PRLX represents and warrants to GCN, and covenants for the benefit of GCN, as follows:

(a)PRLX has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of PRLX and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of PRLX to perform any of its obligations under this Agreement in any material respect.

(b)The PRLX Equity has been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the PRLX Equity shall be validly issued and outstanding, fully paid and non-assessable, free and clear of all Encumbrances.

(c)PRLX represents that as of the Effective Date:

•Except as otherwise disclosed in writing to GCN, PRLX has filed all reports required to be filed by it with any government agency on a timely basis or has received a valid extension of such time of filing. PRLX has furnished to GCN its financial information as requested by GCN (the “Financial Statements”);

•PRLX is an entity duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business. PRLX is not in violation of any of the provisions of its certificate of organization, operating agreement or other organizational or charter documents.

•Patents and Trademarks. PRLX has the rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with its business (collectively, the “Intellectual Property Rights”).

•Litigation. Except as disclosed in the Form 10-K filing for the period ended 12-31-18, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) or, to the knowledge of PRLX, threatened against or affecting PRLX, or any of its properties (collectively, an “Action”).

(d)This Agreement has been duly authorized, validly executed and delivered on behalf of PRLX and is a valid and binding agreement and obligation of PRLX enforceable against PRLX in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and PRLX has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by PRLX, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) PRLX’s certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which PRLX is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over PRLX, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of PRLX or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(e)The delivery and issuance of the PRLX Equity in accordance with the terms of and in reliance on the accuracy of GCN’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f)No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of PRLX is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the PRLX Equity or the consummation of any other transaction contemplated by this Agreement.

(g)PRLX has complied and will comply with all applicable federal and state securities laws in connection with the issuance and delivery of the PRLX Equity hereunder. Neither PRLX nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the PRLX Equity, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the PRLX Equity under the registration provisions of the Securities Act and applicable state securities laws. Neither PRLX nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the PRLX Equity.

(h)PRLX represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Purchase.

4.Conditions Precedent to the Obligation of PRLX to Consummate the Purchase. The obligation hereunder of PRLX to issue and deliver the PRLX Equity to GCN and consummate the Purchase is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for PRLX’s sole benefit and may be waived by PRLX at any time in its sole discretion.

(a)PRLX shall have received GCN pro-forma financial projections and business plan.

(b)GCN has executed and delivered this Agreement.

(c)GCN shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Closing Date.

(d)GCN shall have executed a leak out agreement regarding the PRLX shares.  Under the leak out agreement, GCN shall agree not to sell any more than three hundred thousand shares (300,000) shares of PRLX common stock nor exceed $30,000 worth of shares in any month following such shares becoming registered or exempt from any registration requirement.

(e)GCN shall grant PRLX the exclusive right to sell GCN companies the PRLX Drug Testing capabilities and Cognitive Applications.

(f)GCN shall have agreed to appoint a minimum of one Advisory Board seat to a PRLX representative, reasonably acceptable to GCN, which Advisory Board Member shall have the right to attend all GCN Board Meetings.

(g)GCN shall enter into a License Agreement (“License”) with PRLX to License Patent No. 10,061,812 B2 (“Patent”) on data driven outcomes.  PRLX shall assist GCN with the implementation of Patent into their workflow where applicable.  The Parties will agree to terms and conditions of the License, which terms shall include the following fees paid by GCN to PRLX: (i) PRLX shall be paid an upfront fee for the License equal to one half of one percent (0.5%) of the equity of GCN; and (ii) GCN shall pay a royalty payment to PRLX equal to 3% of the gross revenue derived from use of Patent.

(h)The representations and warranties of GCN shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

5.Conditions Precedent to the Obligation of GCN to Consummate the Purchase and Sale. The obligation hereunder of GCN to issue the GCN Interest, accept the PRLX Equity, and consummate the Purchase is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for GCN’s benefit and may be waived by GCN at any time in its sole discretion.

(a)PRLX shall have executed and delivered this Agreement.

(b)PRLX shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by PRLX at or prior to the Closing Date.

(c)Each of the representations and warranties of PRLX shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(d)No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

(e)As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting PRLX, or any of its properties, which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. Other than as disclosed on PRLX financial statements, as of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting PRLX, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

6.Indemnification.

(a) PRLX hereby indemnifies, defends and holds harmless GCN, shareholders, and its officers, directors, employees, agents and successors and assigns, from all liabilities, claims, demands, causes of action, losses, damages, costs and judgments (including reasonable attorneys’ fees) arising out of or in connection with this Agreement caused by PRLX’s failure to comply by the terms herein.

(b) GCN hereby indemnifies, defends and holds harmless PRLX, its shareholders, officers, directors, employees, agents and successors and assigns, from all liabilities, claims, demands, causes of action, losses, damages, costs and judgments (including reasonable attorneys’ fees) arising out of or in connection with this Agreement caused by GCN’s failure to comply by the terms herein.

(c)   Notwithstanding the foregoing to the contrary, neither party shall indemnify the other party for any damages sustained by the other parties which are excluded under the section herein entitled Limitation of Liability.

7.Limitation of Liabilities.

Limitation of Liability.  WITH THE EXCEPTION OF ANY LEGAL RIGHTS OR REMEDIES THAT EITHER PARTY MAY HAVE WITH RESPECT TO THE PROTECTION, PROSECUTION, PURSUIT OR AWARD OF DAMAGES RESULTING FROM INFRINGEMENT, INTERFERENCE WITH, MISAPPROPRIATION OR LIKE ACTIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, LOST BUSINESS REVENUE OR LOST GOODWILL OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY EITHER PARTY IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.  BOTH PARTIES LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT OF CONSIDERATION EXCHANGED 1(a) HEREIN.

8.Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each Party waives its right to a trial by jury. Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

7.Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 7), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a)if to PRLX:

Parallax Health Sciences, Inc.

28 West 36th Street, 8th Floor

New York,  NY 10018

Attention: Paul Arena

Chief Executive Officer

with a copy to

Buchalter

100 Wilshire Boulevard, Shite 1500

Los Angeles, CA 90017-1730

Attention: Peter Hogan, Esq.

(b)if to GCN

Global Career Networks

1858 Pleasantville Road, Suite 110

Briarcliff Manor, New York 10510

Attention: Michael Woloshin, Chief Executive Officer

with a copy to:

Robinson Brog Leinwand Greene Genevose & Gluck P.C.

875 Third Avenue, Floor 9

New York, New York 10022

Attn: Stephanie Salvatore, Esq.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

8.Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

9.Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

Parallax Health Sciences, Inc.

By: /s/ Paul Arena

Name: Paul Arena

Title: Chief Executive Officer

Global Career Networks Inc.

By: /s/ Michael Woloshin

Name: Michael Woloshin

Title: Chief Executive Officer

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